Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Columbia Laboratories, Inc.

Boston, MA

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-169599, 333-75275, 333-125671, 333-132803, 333-140107, 333-37976, 333-38230, and 333-155530) and Forms S-8 (No. 333-34079, 333-63470, 333-116072, 333-152008, and 333-188647) of Columbia Laboratories, Inc. of our report dated March 18, 2015, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, MA

March 18, 2015